Exhibit 10.3

Execution Form

AMENDMENT TO THE

METROPCS COMMUNICATIONS, INC. NONQUALIFIED STOCK OPTION

AGREEMENT

This Amendment (the “Amendment”) effective as of             , 2010, is by and between MetroPCS Communications, Inc., a Delaware corporation (the “Company”), and the undersigned individual (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan (the “Plan”);

WHEREAS, the Company has made one or more awards of options to purchase common stock of the Company, par value $0.0001 per share (the “Stock Options”), to Grantee under the Plan (“Awards”) subject to certain vesting restrictions that lapse in installments over time;

WHEREAS, in connection with such Awards, the Company and Grantee have entered into one or more Notices of Grant of Stock Option prior to the Effective Date hereof (collectively, the “Agreements”).

WHEREAS, the Agreements currently state that such vesting restrictions on the Stock Options shall lapse in full upon the occurrence of a Change of Control as defined solely in clauses (ii), (iii) and (iv) of the Change of Control definition found in Section 1.2 of the Plan;

WHEREAS, the Company has determined that it would be in the best interest of the Company, its stockholders and the Optionee to amend the Agreements in order to provide for the immediate and full vesting of the Stock Options upon any of the events that may constitute a Change of Control as defined in Section 1.2 of the Plan (which, for purposes of clarity, means any event described in clauses (i), (ii), (iii), (iv), or (v) of the Change of Control definition);

WHEREAS, the Company and the Optionee desire to amend the Agreements to reflect the amendment described above; and

WHEREAS, the Agreements may be amended by a written agreement executed by a duly authorized representative of the Company and the Optionee.

NOW, THEREFORE, in consideration of the foregoing, the Company and the Optionee, intending to be legally bound, hereby amend the Agreements as follows:

1. Any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Agreements or the Plan.

2. Any provision in the Agreements relating to vesting in connection with a Change of Control of the Company shall be deleted in its entirety and the following new provision is substituted therefore:

Change of Control. Notwithstanding the vesting schedule provided in this Agreement, in the event that a Change of Control occurs, as defined in Section 1.2 of the 2004 Plan, this Award shall become fully vested and exercisable, provided that the Optionee has been in continuous Service since the Grant Date, except where the Optionee shall be on a temporary leave of absence approved by the Board, but during such period no portion of the Award shall vest. If approved by the Board prior to or within thirty (30) days after such time as a Change of Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change of Control is deemed to have occurred to require Optionee to transfer and deliver to the Company this Award in exchange for an amount equal to the “cash value” (defined below) of the Award. Such right shall be exercised by written notice to Optionee. The cash value of the Award shall equal the excess of the “market value” (defined below) per share of the Common Stock over the Exercise Price, if any, multiplied by the number of Option Shares subject to this Award that have not been previously exercised by the Optionee. For purposes of the preceding sentence, “market value” per share shall mean the higher of (i) the average of the Fair Market Value per share of Common Stock on each of the five (5) trading days immediately following the date a Change of Control is deemed to have occurred or (ii) the highest price, if any, offered in connection with the Change of Control, as determined by the Board. The amount payable to Optionee by the Company pursuant to this Section shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

3. Except as expressly modified herein, the Agreement shall remain unmodified.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of                     , 2010.

METROPCS COMMUNICATIONS, INC., a Delaware corporation

By:
J. Braxton Carter
Executive Vice President and Chief Financial Officer

OPTIONEE

Signature:

Print Name: